                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                                                                              Distribution Date:      2/18/2003

Section 5.2 - Supplement                                   Class A        Class B       Collateral                Total
-------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                             0.00           0.00            0.00                     0.00

(ii)    Monthly Interest Distributed                      2,740,833.33     160,416.67       87,597.22             2,988,847.22
        Deficiency Amounts                                        0.00           0.00                                     0.00
        Additional Interest                                       0.00           0.00                                     0.00
        Accrued and Unpaid Interest                                                              0.00                     0.00

(iii)   Collections of Principal Receivables             84,540,388.17   4,803,431.15    6,724,803.60            96,068,622.92

(iv)    Collections of Finance Charge Receivables         6,955,270.68     395,185.83      553,260.17             7,903,716.68

(v)     Aggregate Amount of Principal Receivables                                                            31,805,653,205.52

                                     Investor Interest  550,000,000.00  31,250,000.00   43,750,000.00           625,000,000.00
                                     Adjusted Interest  550,000,000.00  31,250,000.00   43,750,000.00           625,000,000.00

                                             Series
        Floating Investor Percentage             1.97%          88.00%          5.00%           7.00%                  100.00%
        Fixed Investor Percentage                1.97%          88.00%          5.00%           7.00%                  100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                  95.42%
               30 to 59 days                                                                                             1.42%
               60 to 89 days                                                                                             1.05%
               90 or more days                                                                                           2.11%
                                                                                                            -------------------
                                           Total Receivables                                                           100.00%

(vii)   Investor Default Amount                           2,835,297.80     161,096.47      225,535.05             3,221,929.32

(viii)  Investor Charge-Offs                                      0.00           0.00            0.00                     0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                0.00           0.00            0.00

(x)     Net Servicing Fee                                   458,333.33      26,041.67       36,458.33               520,833.33

(xi)    Portfolio Yield (Net of Defaulted Receivables)  *                                                                8.70%

(xii)   Reallocated Monthly Principal                                            0.00            0.00                     0.00

(xiii)  Closing Investor Interest (Class A Adjusted)    550,000,000.00  31,250,000.00   43,750,000.00           625,000,000.00

(xiv)   LIBOR                                                                                                         1.37000%

(xv)    Principal Funding Account Balance                                                                                 0.00

(xvii)  Accumulation Shortfall                                                                                            0.00

(xviii) Principal Funding Investment Proceeds                                                                             0.00

(xx)    Principal Investment Funding Shortfall                                                                            0.00

(xxi)   Available Funds                                   6,496,937.35     369,144.17      516,801.83             7,382,883.35

(xxii)  Certificate Rate                                      5.98000%       6.16000%        2.12000%

-------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


        By:
                ----------------------------
        Name:   Patricia M. Garvey
        Title:  Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3

                                                                                              Distribution Date:     2/18/2003

Section 5.2 - Supplement                                   Class A        Class B       Collateral                Total
------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                             0.00           0.00            0.00                      0.00

(ii)    Monthly Interest Distributed                      2,434,132.89     141,813.47       65,617.71              2,641,564.07
        Deficiency Amounts                                        0.00           0.00                                      0.00
        Additional Interest                                       0.00           0.00                                      0.00
        Accrued and Unpaid Interest                                                              0.00                      0.00

(iii)   Collections of Principal Receivables             63,325,823.16   3,598,038.92    5,037,445.22             71,961,307.31

(iv)    Collections of Finance Charge Receivables         5,209,915.05     296,016.32      414,438.54              5,920,369.91

(v)     Aggregate Amount of Principal Receivables                                                             31,805,653,205.52

                                      Investor Inerest  411,983,000.00  23,408,000.00   32,772,440.86            468,163,440.86
                                      Adjusted Inerest  411,983,000.00  23,408,000.00   32,772,440.86            468,163,440.86

                                              Series
        Floating Investor Percentage             1.47%          88.00%          5.00%           7.00%                   100.00%
        Fixed Investor Percentage                1.47%          88.00%          5.00%           7.00%                   100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                   95.42%
               30 to 59 days                                                                                              1.42%
               60 to 89 days                                                                                              1.05%
               90 or more days                                                                                            2.11%
                                                                                                           --------------------
                                            Total Receivables                                                           100.00%

(vii)   Investor Default Amount                           2,123,808.17     120,670.27      168,944.78              2,413,423.22

(viii)  Investor Charge-Offs                                      0.00           0.00            0.00                      0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                0.00           0.00            0.00

(x)     Net Servicing Fee                                   343,319.17      19,506.67       27,310.37                390,136.20

(xi)    Portfolio Yield (Net of Defaulted Receivables) *                                                                  8.70%

(xii)   Reallocated Monthly Principal                                            0.00            0.00                      0.00

(xiii)  Closing Investor Interest (Class A Adjusted)    411,983,000.00  23,408,000.00   32,772,440.86            468,163,440.86

(xiv)   LIBOR                                                                                                          1.37000%

(xv)    Principal Funding Account Balance                                                                                 0.00

(xvii)  Accumulation Shortfall                                                                                            0.00

(xviii) Principal Funding Investment Proceeds                                                                             0.00

(xx)    Principal Investment Funding Shortfall                                                                            0.00

(xxi)   Available Funds                                   4,866,595.89     276,509.65      387,128.17             5,530,233.71

(xxii)  Certificate Rate                                      7.09000%       7.27000%        2.12000%

------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


        By:
                ------------------------------------
        Name:   Patricia M. Garvey
        Title:  Vice President